Exhibit 3.1

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov	*090303*

Certificate of Change Pursuant to NRS 78.209	Filed in the office of	Document Number
	/s/ Barbara K. Cegavske	20150217634-81
	Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 05/12/2015 4:00 PM Entity Number E0091912008-0

USE BLACK INK ONLY-DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209

For Nevada Profit Corporations

1. Name of corporation:

OncoSec Medical Incorporated

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

3,200,000,000 authorized shares of Common Stock, par value $0.0001 per share

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

160,000,000 authorized shares of Common Stock, par value $0.0001 per share

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

One (1) share of Common Stock will be issued in exchange for every issued and outstanding twenty (20) shares of Common Stock

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

All fractional shares of Common Stock will be rounded up to the nearest whole share

7. Effective date and time of filing: (optional)    Date: May 18, 2015    Time: 12:01 AM ET

                                                                       (must not be later than 90 days after the certificate is filed)

8. Signature: (required)

/s/ Veronica Vallejo	Chief Financial Officer
Signature of Officer	Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Stock Split
Revised: 1-5-15